UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

P&F Industries, Inc. (the “Company”), in a Current Report on Form 8-K dated December 6, 2011, disclosed that Dennis Kalick informed the Company’s Board of Directors (the “Board”) that he has decided not to stand for re-election at the 2012 annual meeting of the Company’s stockholders (the “2012 Annual Meeting”) and that the Corporate Governance and Nominating Committee (the “Committee”) of the Board was evaluating the size and composition of the Board in light of Mr. Kalick’s decision.

On February 23, 2012, the Board, upon the recommendation of the Committee, resolved to keep the number of directors constituting the full Board at nine, and to nominate the following persons to stand for election at the Company’s 2012 Annual Meeting to serve as directors for terms to expire at the Company’s 2015 annual meeting of stockholders:

Howard Brod Brownstein;

Jeffrey D. Franklin; and

Richard P. Randall.

The Board nominated Messrs. Brownstein and Franklin to stand for re-election, and Mr. Randall to stand as a nominee for election to the seat that will become vacant upon the expiration of the term of Dennis Kalick.

Mr. Randall served as Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp. and Time-Life, from 2002 until 2005. Prior to that, Mr. Randall was the Chief Financial Officer of Coach, Inc. from 2000 to 2001 and the Chief Financial Officer of Lillian Vernon Corp. from 1998 to 2000. Mr. Randall holds a degree in accounting and is a Certified Public Accountant, and has more than 40 years of experience in various accounting and finance positions. Mr. Randall has served as a member of the Board of Directors of Aceto Corp. since May 2009 and currently serves as chair of its Audit & Risk Committee and as a member of the Nominating & Governance Committee. Mr. Randall has also served as a member of the Board of Directors of Steven Madden, Ltd. since 2006 where he is the Chairman of the Audit Committee. Mr. Randall is also the Chairman of the Audit Committee of the Board of Directors for The Burke Rehabilitation Hospital in White Plains, NY where he has served since 2005. Mr. Randall also served as a director and chair of the Audit Committee for two unrelated Chinese companies publicly traded in the U.S., Universal Travel Group and Home Systems Group, from 2007 until 2008.

With decades of business experience, including tenures as Chief Financial Officer and Chief Operating Officer of both publicly traded and privately held companies, Mr. Randall possesses extensive knowledge of accounting and finance, the retail industry (including overseas importing) and the issues impacting a publicly traded company. Further, the Board has determined that Mr. Randall would qualify as an “independent” director with respect to the Company under the applicable standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: February 23, 2012
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer